Northwestern Mutual Series Fund, Inc.
N-SAR Filing
June 30, 2001


Sub Item 77O:  Transactions effected pursuant to Rule 10f-3


OFFERINGS PURCHASED BY NORTHWESTERN MUTUAL SERIES FUND, INC. IN WHICH R.W. BAIRD WAS IN UNDERWRITING GROUP*


                                        ------NML PARTICIPATION------
    ISSUE/                       OFFER. SELLING      TOTAL &  % OF
    ACCOUNT                      PRICE  CONCESSION   (000)    OFFERING

    KRAFT FOODS INC.
        GROWTH STOCK             $31.00     $0.48    $2,486    0.03%

    SPRINT CORPORATION
        GROWTH STOCK             $19.00     $0.31    $  418    0.00%